                                                                 EXHIBIT 10(ooo)
                           PERFORMANCE SHARE PROGRAM
                         DEFERRED STOCK AWARD AGREEMENT



         This AGREEMENT made as of October 4, 1995, by and between AMR Corporation, a Delaware corporation (the "Corporation"), and ((FI)). ((MI)). ((NAME)) (the "Employee"), employee number ((EMP)).

         WHEREAS, the stockholders of the Corporation approved the 1988 Long Term Incentive Plan (the "1988 Plan") at the Corporation's annual meeting held on May 18, 1988; and

         WHEREAS, pursuant to the Performance Share Program (the "Program") adopted by the Board of Directors of the Corporation (the "Board"), the Board has determined to make a Program grant to the Employee of Deferred Stock (subject to the terms of the l988 Plan and this Agreement), as an inducement for the Employee to remain an employee of the Corporation (or a Subsidiary or Affiliate thereof), and to retain and motivate such Employee during such employment.

         NOW, THEREFORE, the Corporation and the Employee hereby agree as follows:

         l. Grant of Award. The Employee is hereby granted as of October 4, 1995, (the "Grant Date") a Deferred Stock Award (the "Award"), subject to the terms and conditions hereinafter set forth, with respect to ((SHARES)) shares of Common Stock, $l.00 par value, of the Corporation ("Stock"). The shares of Stock covered by the Award shall vest in accordance with Section 2.

         2.  Vesting.      (a)  The Award will vest, if at all, in accordance
with Schedule A, attached hereto and made a part of this Agreement.

                          (b)  In the event of the termination of Employee's
employment with the Corporation (or a Subsidiary or Affiliate thereof) prior to the end of three year measurement period set forth in Schedule A (the "Measurement Period") due to the Employee's death, Disability, Retirement or termination not for Cause (each an "Early Termination") the Award will vest, if at all, on a prorata basis and will be paid to the Employee (or, in the event of the Employee's death, the Employee's designated beneficiary for purposes of the Award, or in the absence of an effective beneficiary designation, the Employee's estate) within 90 days following the end of the Measurement Period. The prorata share will be a percentage where the denominator is 36 and the numerator is the number of months from January 1, 1995 through the month of the Early Termination, inclusive.





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                          (c)  In the event of the termination of Employee's
employment with the Corporation (or any Subsidiary or Affiliate thereof) for Cause, or if the Employee terminates his employment with the Corporation (or any Subsidiary or Affiliate thereof) the Award shall be forfeited in its entirety.

                          (d)  In the event of a Change in Control or Potential
Change in Control of the Corporation, the Award shall vest in accordance with the l988 Plan.

         3. Elective Deferrals. At any time at least 12 months prior to the end of the Measurement Period, the Employee may elect in writing, subject to Board approval, to voluntarily defer the receipt of the Stock for a specified additional period beyond the end of the Measurement Period (the "Elective Deferral Period"). Any Stock deferred pursuant to this Section 3 shall be issued to the Employee within 60 days after the end of the Elective Deferral Period. In the event of the death of the Employee during the Elective Deferral Period, the Stock so deferred shall be issued to the Employee's designated Beneficiary (or to the Employee's estate, in the absence of an effective beneficiary designation) within 60 days after the Corporation receives written notification of death.

         4. Transfer Restrictions. This Award is non-transferable otherwise than by will or by the laws of descent and distribution, and may not otherwise be assigned, pledged or hypothecated and shall not be subject to execution, attachment or similar process. Upon any attempt by the Employee (or the Employee's successor in interest after the Employee's death) to effect any such disposition, or upon the levy of any such process, the Award may immediately become null and void, at the discretion of the Board.

         5. Miscellaneous. This Agreement (a) shall be binding upon and inure to the benefit of any successor of the Corporation, (b) shall be governed by the laws of the State of Texas and any applicable laws of the United States, and (c) may not be amended without the written consent of both the Corporation and the Employee. No contract or right of employment shall be implied by this Agreement. If this Award is assumed or a new award is substituted therefore in any corporate reorganization, employment by such assuming or substituting corporation or by a parent corporation or subsidiary or affiliate thereof shall be considered for all purposes of this Award to be employment by the Corporation.





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         6.  Securities Law Requirements.  The Corporation shall not be required to issue Stock pursuant to this Award unless and until (a) such shares have been duly listed upon each stock exchange on which the Corporation's Stock is then registered; and (b) a registration statement under the Securities Act of 1933 with respect to such shares is then effective.

         The Board may require the Employee to furnish to the Corporation, prior to the issuance of the Stock in connection with this Award, an agreement, in such form as the Board may from time to time deem appropriate, in which the Employee represents that the shares acquired by him under the Award are being acquired for investment and not with a view to the sale or distribution thereof.

         7. Incorporation of l988 Plan Provisions. This Agreement is made pursuant to the l988 Plan and is subject to all of the terms and provisions of the l988 Plan as if the same were fully set forth herein. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the l988 Plan.


IN WITNESS HEREOF, the Employee and the Corporation have executed this Performance Share Grant as of the day and year first above written.




EMPLOYEE                                     AMR CORPORATION




------------------------------             By:
                                              ------------------------------
                                              Charles D. MarLett
                                              Corporate Secretary





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                                   Schedule A

          The Award hereunder is granted contingent upon the Corporation's attainment of predetermined cash flow objectives (the "Objectives") over a three year period beginning January 1, 1995 and ending December 31, 1997 (the "Measurement Period"). The Objectives will be determined by the Corporation's cumulative operating cash flow to net assets over the Measurement Period, as determined by the General Auditor of American Airlines, Inc. and as verified by the Corporation's independent public accountants. The amount, if any, of the Award to be paid following the Measurement Period will be dependent upon the actual Objective for the Measurement Period and the Corporation's standing with respect to the Objective relative to four competitors (United, Delta, Southwest and USAir, or such substitute as may be designated by the Board or any committee thereof).


AMR Relative Standing
Comparative Airlines                                        Percent of Award Earned
---------------------                                       -----------------------
1st                        75%            100%          125%             150%                175%

2nd                        50%             75%          100%             125%                150%

3rd                        25%             50%           75%             100%                125%

4th                        0%              25%           50%              75%                100%

5th                        0%               0%            0%               0%                  0%

Objective Attained   Less Than 5.25%     5.25%-        6.75%-           8.25%     Equal to or Greater Than 9.25%
------------------                                                                -------------------------
                                         6.749%        8.249%           9.249%





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